Exhibit 99.1
CONTACT:
Elizabeth Besen
Director of Investor Relations
(516) 734-3859
elizabeth.besen@dealertrack.com

DealerTrack Holdings Reports Second Quarter 2011 Financial Results

Raises Revenue and Earnings Guidance

Lake Success, N.Y., August 8, 2011 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the second quarter ended June 30, 2011.

GAAP Results for the Second Quarter 2011
▪	Revenue for the quarter was $89.0 million, as compared to $61.9 million for the second quarter of 2010.
▪	GAAP net income for the quarter was $2.2 million, as compared to a GAAP net loss of $(0.1) million for the second quarter of 2010.
▪	Diluted GAAP net income per share for the quarter was $0.05, as compared to results that were breakeven in the second quarter of 2010.

Non-GAAP Results for the Second Quarter 2011
▪	Adjusted EBITDA for the quarter was $21.3 million, as compared to $9.8 million for the second quarter of 2010.
▪	Adjusted net income for the quarter was $10.8 million, as compared to $5.3 million for the second quarter of 2010.
▪	Diluted adjusted net income per share was $0.25 for the quarter, as compared to $0.13 for the second quarter of 2010.

GAAP Results for the Six Months Ended June 30, 2011
▪	Revenue for the six months was $166.2 million, as compared to $118.7 million for the same period in 2010.
▪
GAAP net income for the six months was $26.9 million, as compared to a GAAP net loss of $(2.6) million for the same period in 2010.  GAAP net income for 2011 has been positively impacted by a $23.5 million non-cash reduction in the valuation allowance against the company’s net U.S. deferred tax assets.

▪
Diluted GAAP net income per share for the six months was $0.64, as compared to a GAAP net loss of $(0.06) per share for the same period in 2010.  Diluted GAAP net income per share for 2011 was positively impacted by $0.56 per share for a non cash reduction in the valuation allowance against the company’s net U.S. deferred tax assets.

Non-GAAP Results for the Six Months Ended June 30, 2011
▪	Adjusted EBITDA for the six months was $34.2 million, as compared to $14.7 million for the same period in 2010.
▪	Adjusted net income for the six months was $18.3 million, as compared to $7.3 million for the same period in 2010.
▪	Diluted adjusted net income per share for the six months was $0.43, as compared to $0.18 per share for the same period in 2010.

Guidance for 2011 Annual Performance
DealerTrack raises revenue and both GAAP and non-GAAP earnings guidance for the full year 2011 as follows:

Expected GAAP Results
▪
Revenue for the year is expected to be between $336.0 million and $340.0 million, net of approximately $3.9 million of contra-revenue, compared to the previous estimate of between $324.0 million and $330.0 million, net of approximately $3.7 million of contra-revenue.

▪	GAAP net income for the year is expected to be between $24.5 million and $27.0 million, compared to the previous estimate of between $24.0 and $26.5 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.57 and $0.63, compared to the previous estimate of between $0.56 and $0.62.

Expected Non-GAAP Results
▪	Adjusted EBITDA for the year is expected to be between $66.0 million and $70.0 million, compared to the previous estimate of between $62.0 million and $66.0 million.
▪	Adjusted net income for the year is expected to be between $34.5 million and $37.0 million, compared to the previous estimate of between $33.2 million and $35.7 million.
▪	Diluted adjusted net income per share for the year is expected to be between $0.81 and $0.86 compared to the previous estimate of between $0.78 and $0.83.

Diluted GAAP net income and adjusted net income per share guidance for the year are based on an assumed 42.8 million diluted weighted average shares outstanding.  The guidance assumes that new car sales will be approximately 12.8 million units and used car sales will be approximately 13.8 million units for 2011.  The assumptions for diluted weighted average shares outstanding and new car sales are unchanged from our prior estimates.  The assumption for used car sales has been increased by 0.8 million.  The revised guidance implies an adjusted EBITDA margin of approximately 20% for the full year, up from approximately 19% to 20%.  The 2011 adjusted EBITDA margin is negatively impacted by approximately 50 basis points as a result of the eCarList acquisition.

Mark O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are very pleased with our results for the second quarter as our transaction businesses benefitted from the   continued improvement in the credit environment.  Our transaction results also reflect the strong performance of our recently acquired processing solutions business.”  O’Neil continued, “We believe that the subscription business will grow more rapidly in the future as our acquisition of eCarList will enable us to provide the most comprehensive inventory management solution in the industry.”

Conference Call

DealerTrack will host a conference call to discuss its second quarter 2011 results and other matters on August 8, 2011 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=95733. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until August 31, 2011.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, contra-revenue and may exclude certain items such as: impairment charges, restructuring charges, acquisition-related compensation expense and professional service fees, realized gains or (losses) on securities and certain other non-recurring items. Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, and contra-revenue and may also exclude certain items, such as: impairment charges, restructuring charges, acquisition-related compensation expense and professional service fees, realized gains or (losses) on securities, adjustments to the deferred tax asset valuation allowance and certain other non-recurring items. These adjustments to net income, which are shown before taxes, are adjusted for their tax impact.

Adjusted EBITDA and adjusted net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities as the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, as well as particular intangibles (which tend to have a relatively short useful life), can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value software solutions and services enhance efficiency and profitability for all major segments of the retail automotive industry, including dealers, lenders, OEMs, agents and aftermarket providers. DealerTrack, whose solution set for dealers is the industry's most comprehensive, operates the largest online credit application network in the United States, connecting over 17,000 dealers with more than 1,000 lenders. DealerTrack’s Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency. DealerTrack’s Inventory offerings provide vehicle inventory management and merchandising solutions to help dealers drive higher in-store and online traffic with state-of-the-art, real-time listings — leading to accelerated used-vehicle turn rates and higher dealer profits. DealerTrack’s Sales and F&I solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform. Its Compliance offering helps dealers meet legal and regulatory requirements, and protect their assets. DealerTrack also offers additional solutions for the automotive industry, including electronic motor vehicle registration and titling applications, paper title storage, and digital document services. DealerTrack's family of companies also includes data and consulting service providers ALG and Chrome Systems. For more information, visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s expected 2011 performance, the long-term outlook for its business, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in implementing an ERP system; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

Attachment (1) Actual Results
Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010

Net revenue	$89,051	$61,907
Cost of revenue	49,040	31,265
Product development	3,500	3,339
Selling, general and administrative	30,633	27,260
Total operating expenses	83,173	61,864
Income from operations	5,878	43
Interest and other (expense) income, net	(36)	339
Realized gain on securities	409	-
Income before provision for income taxes	6,251	382
Provision for income taxes, net	(4,085)	(499)
Net income (loss)	$2,166	$(117)

Basic net income (loss) per share	$0.05	$(0.00)
Diluted net income (loss) per share	$0.05	$(0.00)
Weighted average shares outstanding (basic)	41,202,939	40,271,983
Weighted average shares outstanding (diluted)	42,550,398	40,271,983

Adjusted EBITDA (non-GAAP) (a)	$21,270	$9,800
Adjusted EBITDA margin (non-GAAP) (b)	24%	16%
Adjusted net income (non-GAAP) (a)	$10,835	$5,252
Diluted adjusted net income per share (non-GAAP) (c)	$0.25	$0.13

Stock-based compensation expense was classified as follows:
Cost of revenue	$425	$438
Product development	$187	$156
Selling, general and administrative	$2,414	$2,493

(a)     See Reconciliation Data in Attachment 4.
(b)     Represents adjusted EBITDA as a percentage of net revenue.
(c)     For the three months ended June 30, 2010, the adjusted net income per share of approximately $0.13 is based on 41,258,015 diluted weighted average shares outstanding.

Attachment (1) Actual Results
Six-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010

Net revenue	$166,242	$118,692
Cost of revenue	91,906	61,982
Product development	7,242	6,937
Selling, general and administrative	62,234	54,668
Total operating expenses	161,382	123,587
Income (loss) from operations	4,860	(4,895)
Interest and other income, net	210	1,030
Realized gain on securities	409	582
Income (loss) before benefit from income taxes	5,479	(3,283)
Benefit from income taxes, net	21,415	715
Net income (loss)	$26,894	$(2,568)

Basic net income (loss) per share	$0.66	$(0.06)
Diluted net income (loss) per share	$0.64	$(0.06)
Weighted average shares outstanding (basic)	41,035,681	40,182,567
Weighted average shares outstanding (diluted)	42,279,986	40,182,567

Adjusted EBITDA (non-GAAP) (a)	$34,171	$14,742
Adjusted EBITDA margin (non-GAAP) (b)	21%	12%
Adjusted net income (non-GAAP) (a)	$18,325	$7,303
Diluted adjusted net income per share (non-GAAP) (c)	$0.43	$0.18

Stock-based compensation expense was classified as follows:
Cost of revenue	$852	$841
Product development	$372	$307
Selling, general and administrative	$4,744	$4,681

(a)     See Reconciliation Data in Attachment 4.
(b)     Represents adjusted EBITDA as a percentage of net revenue.
(c)     For the six months ended June 30, 2010, the adjusted net income per share of approximately $0.18 is based on 41,158,396 diluted weighted average shares outstanding.

Attachment (2) Condensed Consolidated Balance Sheets
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 30, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$70,061	$192,563
Investments	655	490
Customer funds	2,960	-
Customer funds receivable	13,593	-
Accounts receivable, net	37,127	24,273
Prepaid expenses and other current assets	27,693	17,929
Total current assets	152,089	235,255

Property and equipment, net	21,532	18,875
Software and website development costs, net	34,505	29,875
Intangible assets, net	95,026	23,163
Goodwill	211,937	136,408
Deferred taxes and other long-term assets	38,766	15,387
Total assets	$553,855	$458,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$32,433	$28,575
Customer funds payable	16,553	-
Deferred revenue	7,810	5,010
Other current liabilities	359	728
Total current liabilities	57,155	34,313

Long-term liabilities	47,417	15,733
Total liabilities	104,572	50,046
Total stockholders' equity	449,283	408,917
Total liabilities and stockholders' equity	$553,855	$458,963

Attachment (3) Consolidated Statements of Cash Flows
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Operating activities:
Net income (loss)	$26,894	$(2,568)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	24,739	18,304
Deferred tax benefit	(23,707)	(3,942)
Stock-based compensation expense	5,968	5,829
Provision for doubtful accounts and sales credits	3,331	2,807
Amortization of deferred interest	-	68
Amortization of debt issuance costs	91	-
Deferred compensation	100	-
Stock-based compensation windfall tax benefit	(1,890)	(894)
Realized gain on securities	(409)	(582)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(11,583)	(8,316)
Customer funds and customer funds receivable	(6,060)	-
Prepaid expenses and other current assets	(4,777)	(3,783)
Accounts payable and accrued expenses	(8,237)	(8,232)
Customer funds payable	6,060	-
Deferred revenue and other current liabilities	1,427	(9)
Other long-term liabilities	147	290
Deferred rent	67	(24)
Other long-term assets	144	(12,307)
Net cash provided by (used in) operating activities	12,305	(13,359)

Investing activities:
Capital expenditures	(5,571)	(9,852)
Sale of investments	2,485	1,419
Capitalized software and website development costs	(9,657)	(6,435)
Payment for acquisition of business and intangible assets, net of acquired cash	(128,311)	(3,028)
Net cash used in investing activities	(141,054)	(17,896)

Financing activities:
Principal payments on capital lease obligations	(299)	(260)
Proceeds from the exercise of employee stock options	4,386	396
Proceeds from employee stock purchase plan	340	413
Purchase of treasury stock	(441)	(595)
Stock-based compensation windfall tax benefit	1,890	894
Net cash provided by financing activities	5,876	848

Net decrease in cash and cash equivalents	(122,873)	(30,407)
Effect of exchange rate changes on cash and cash equivalents	371	(141)
Cash and cash equivalents, beginning of period	192,563	197,509
Cash and cash equivalents, end of period	$70,061	$166,961

	Six Months Ended
	June 30,
	2011	2010
Supplemental disclosure:
Cash paid for:
Income taxes	$4,465	$3,954
Interest	32	33
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	1,004	2,977
Assets acquired under capitalized leases	34	289
Capitalized stock-based compensation	67	34
Deferred compensation reversal to equity	100	-

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010

GAAP net income (loss)	$2,166	$(117)
Interest income	(84)	(123)
Interest expense	212	60
Provision for income taxes, net	4,085	499
Depreciation of property and equipment and amortization of capitalized software and website costs	5,286	4,135
Amortization of acquired identifiable intangibles	7,708	4,929
EBITDA (non-GAAP)	19,373	9,383
Adjustments:
Contra-revenue	1,114	196
Integration and other related costs (including stock-based compensation)	306	-
Acquisition related and other professional fees	886	221
Realized gain on securities	(409)	-
Adjusted EBITDA (non-GAAP)	$21,270	$9,800

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010

GAAP net income (loss)	$26,894	$(2,568)
Interest income	(188)	(249)
Interest expense	244	119
Benefit from income taxes, net	(21,415)	(715)
Depreciation of property and equipment and amortization of capitalized software and website costs	10,171	8,141
Amortization of acquired identifiable intangibles	14,568	10,163
EBITDA (non-GAAP)	30,274	14,891
Adjustments:
Contra-revenue	2,057	196
Integration and other related costs (including stock-based compensation)	958	-
Acquisition related and other professional fees	1,216	237
Acquisition related compensation expense	75	-
Realized gain on securities	(409)	(582)
Adjusted EBITDA (non-GAAP)	$34,171	$14,742

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010

GAAP net income (loss)	$2,166	$(117)
Adjustments:
Amortization of acquired identifiable intangibles	7,708	4,929
Stock-based compensation (excluding amounts included in integration and other related costs)	3,035	3,087
Integration and other related costs (including stock-based compensation)	306	-
Acquisition related and other professional fees	886	221
Contra-revenue	1,114	196
Realized gain on securities (non-taxable)	(409)	-
Deferred tax asset valuation allowance (non-taxable)	1,001	-
Tax impact of adjustments (a)	(4,972)	(3,064)
Adjusted net income (non-GAAP)	$10,835	$5,252

(a)   The tax impact of adjustments for the three months ended June 30, 2011, are based on a U.S. statutory tax rate of 38.3% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 38.2% and 37.9%, respectively. The tax impact of adjustments for the three months ended June 30, 2010, are based on a U.S. effective tax rate of 36.7% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 36.2% and 36.6%, respectively.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010

GAAP net income (loss)	$26,894	$(2,568)
Adjustments:
Amortization of acquired identifiable intangibles	14,568	10,163
Stock-based compensation (excluding amounts included in integration and other related costs)	5,850	5,829
Integration and other related costs (including stock-based compensation)	958	-
Acquisition related and other professional fees	1,216	237
Contra-revenue	2,057	196
Acquisition related compensation expense (a)	75	-
Amended state tax return impact (non-taxable)	32	-
Realized gain on securities (non-taxable)	(409)	(582)
Deferred tax asset valuation allowance (non-taxable)	(23,547)	-
Tax impact of adjustments (b)	(9,369)	(5,972)
Adjusted net income (non-GAAP)	$18,325	$7,303

(a)   $45 thousand of the acquisition related compensation expense is non-taxable.
(b)   The tax impact of adjustments for the six months ended June 30, 2011, are based on a U.S. statutory tax rate of 38.3% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.9% and 37.9%, respectively. The tax impact of adjustments for the six months ended June 30, 2010, are based on a U.S. effective tax rate of 36.7% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 36.2% and 36.6%, respectively.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2011
	Expected Range

GAAP net income	$24.5	$27.0
Interest, net	0.6	0.6
Benefit from income taxes, net	(16.9)	(15.4)
Depreciation and amortization	21.0	21.0
Amortization of acquired identifiable intangibles	29.6	29.6
EBITDA (non-GAAP)	58.8	62.8
Adjustments:
Non-recurring costs (a)	3.3	3.3
Contra-revenue	3.9	3.9
Adjusted EBITDA (non-GAAP)	$66.0	$70.0

(a)	Includes certain professional fees, integration and other related costs, acquisition related compensation expense, and gain on sale of securities.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2011
	Expected Range

GAAP net income	$24.5	$27.0
Adjustments:
Stock-based compensation	12.0	12.0
Amortization of acquired identifiable intangibles	29.6	29.6
Non-recurring costs (a)	3.3	3.3
Deferred tax asset valuation allowance (non-taxable)	(20.1)	(20.1)
Contra-revenue	3.9	3.9
Tax impact of adjustments (b)	(18.7)	(18.7)
Adjusted net income (non-GAAP)	$34.5	$37.0

(a)	Includes certain professional fees, integration and other related costs, acquisition related compensation expense, and gain on sale of securities.
(b)	The tax impact of adjustments are based on a blended tax rate of 38.3% applied to taxable adjustments.

Attachment (5) Summary of Business Statistics
DEALERTRACK HOLDINGS, INC.
Summary of Business Statistics (Unaudited)
Three months ended

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2011	2011	2010	2010	2010

Active U.S. dealers (a)	17,660	17,373	16,829	16,961	17,120
Active U.S. lenders (b)	1,062	1,010	970	921	891
Transactions processed (in thousands) (c)	19,135	16,774	11,997	13,296	12,239

Active U.S. lender to dealer relationships (d)	149,398	146,660	137,058	137,388	137,919
Subscribing dealers (e)	14,488	14,239	13,996	13,856	13,468

(a)   We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. DealerTrack network during the most recently ended calendar month.  For the three months ended June 30, 2010, the number of active U.S. dealers was updated from the number originally reported (17,343).   The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the DealerTrack network.
(b)   We consider a lender to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.
(c)   Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Aftermarket, DealerTrack Processing Solutions and DealerTrack Canada networks at the end of a given period.
(d)   Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer.

(e)   Represents the number of dealerships with one or more active subscriptions on the DealerTrack or DealerTrack Canada networks at the end of a given period.

Attachment (5) Summary of Business Statistics
DEALERTRACK HOLDINGS, INC.
Summary of Business Statistics (Unaudited)
Three months ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2011	2011	2010	2010	2010

Transaction revenue (in thousands)	$48,505	$38,435	$25,091	$27,188	$26,851
Subscription revenue (in thousands)	$34,716	$33,865	$32,205	$31,273	$30,341
Other revenue (in thousands)	$5,830	$4,891	$4,710	$4,667	$4,715
Average transaction price (a)	$2.58	$2.35	$2.16	$2.09	$2.21
Average monthly subscription revenue per subscribing dealership (b)	$807	$798	$769	$759	$749

(a)  Represents the average revenue earned per transaction processed in the DealerTrack, DealerTrack Aftermarket, DealerTrack Processing Solutions and DealerTrack Canada networks during a given period.  Revenue used in calculation adds back transaction related contra-revenue.   For the three months ended June 30, 2010, the average transaction price was updated from the number originally reported ($2.19).

(b)  Revenue used in the calculation adds back subscription related contra-revenue.

TRAK-E ###